DELAWARE GROUP INCOME FUNDS

Registration No. 811-02071
FORM N-SAR
Annual Period Ended July 31, 2015

SUB-ITEM 77B: Accountant?s report on internal control

Accountant?s report on internal control, attached as Exhibit.

SUB-ITEM 77C:  Submission of matters to a vote of security holders
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At Joint Special Meetings of Shareholders of Delaware Group? Income Funds (the ?Trust?), on behalf of Delaware Corporate Bond Fund, Delaware Diversified Floating Rate Fund, Delaware Extended Duration Bond Fund, and Delaware High-Yield Opportunities Fund (each, a ?Fund?  and together, the ?Funds?), held on March 31, 2015 and reconvened on April 21, 2015 for the proposal listed in item (ii) below for Delaware High-Yield Opportunities Fund, and reconvened on April 21, 2015 and May 12, 2015 for the proposal listed in item (iii) below for Delaware Extended Duration Bond Fund, the shareholders of the Trust/the Funds voted to: (i) elect a Board of Trustees for the Trust; (ii) approve the implementation of a new ?manager of managers? order for Delaware Corporate Bond Fund, Delaware Diversified Floating Rate Fund, and Delaware High-Yield Opportunities Fund; (iii) to revise the fundamental investment restriction relating to lending for Delaware Corporate Bond Fund, Delaware Diversified Floating Rate Fund, Delaware Extended Duration Bond Fund, and Delaware High-Yield Opportunities Fund; and (iv)(a) to revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares, (iv)(b) to revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand, and (iv)(c) to revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, Ann D. Borowiec, Joseph W. Chow, John A. Fry, Lucinda S. Landreth, Frances A. Sevilla-Sacasa, Thomas K. Whitford, Janet L. Yeomans, and J. Richard Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The Joint Special Meeting of Shareholders of the Trust was adjourned to April 21, 2015, May 12, 2015, and June 2, 2015 for the proposal to approve the implementation of a new ?manager of managers? order for Delaware Extended Duration Bond Fund.

The following proposals were submitted for a vote of the shareholders:
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1. To elect a Board of Trustees for the Trust.

A quorum of shares outstanding?of the Funds of the Trust was present, and the votes passed with a plurality of these Shares.

Thomas L. Bennett

Shares Voted For   274,460,131.048
Percentage of Outstanding Shares 53.099%
Percentage of Shares Voted  97.837%

Shares Withheld   6,068,304.574
Percentage of Outstanding Shares 1.174%
Percentage of Shares Voted  2.163%

Ann D. Borowiec
Shares Voted For   274,247,892.505
Percentage of Outstanding Shares 53.058%
Percentage of Shares Voted  97.761%

Shares Withheld   6,280,543.117
Percentage of Outstanding Shares 1.215%
Percentage of Shares Voted  2.239%

Joseph W. Chow

Shares Voted For   274,247,112.243
Percentage of Outstanding Shares 53.058%
Percentage of Shares Voted  97.761%

Shares Withheld   6,281,323.379
Percentage of Outstanding Shares 1.215%
Percentage of Shares Voted  2.239%

Patrick P. Coyne

Shares Voted For   272,995,227.301
Percentage of Outstanding Shares 52.816%
Percentage of Shares Voted  97.315%

Shares Withheld   7,533,208.321
Percentage of Outstanding Shares 1.457%
Percentage of Shares Voted  2.685%

John A. Fry

Shares Voted For   274,327,557.829
Percentage of Outstanding Shares 53.073%
Percentage of Shares Voted  97.790%

Shares Withheld   6,200,877.793
Percentage of Outstanding Shares 1.200%
Percentage of Shares Voted  2.210%

Lucinda S. Landreth

Shares Voted For   274,116,526.233
Percentage of Outstanding Shares 53.033%
Percentage of Shares Voted  97.714%

Shares Withheld   6,411,909.389
Percentage of Outstanding Shares 1.240%
Percentage of Shares Voted  2.286%

Frances A. Sevilla-Sacasa

Shares Voted For   273,738,907.874
Percentage of Outstanding Shares 52.960%
Percentage of Shares Voted  97.580%

Shares Withheld   6,789,527.748
Percentage of Outstanding Shares 1.314%
Percentage of Shares Voted  2.420%

Thomas K. Whitford

Shares Voted For   274,402,849.822
Percentage of Outstanding Shares 53.088%
Percentage of Shares Voted  97.816%

Shares Withheld   6,125,585.800
Percentage of Outstanding Shares 1.185%
Percentage of Shares Voted  2.184%

Janet L. Yeomans

Shares Voted For   274,359,928.558
Percentage of Outstanding Shares 53.080%
Percentage of Shares Voted  97.801%

Shares Withheld   6,168,507.064
Percentage of Outstanding Shares 1.193%
Percentage of Shares Voted  2.199%

J. Richard Zecher

Shares Voted For   274,345,100.732
Percentage of Outstanding Shares 53.077%
Percentage of Shares Voted  97.796%

Shares Withheld   6,183,334.890
Percentage of Outstanding Shares 1.196%
Percentage of Shares Voted  2.204%

2.?
To approve the implementation of a new ?manager of managers? order.

A quorum of the shares outstanding of each Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:

Delaware Corporate Bond Fund

Shares Voted For   88,628,645.674
Percentage of Outstanding Shares 40.420%
Percentage of Shares Voted  72.039%

Shares Voted Against   4,729,194.614
Percentage of Outstanding Shares 2.157%
Percentage of Shares Voted  3.844%

Shares Abstained   2,484,679.320
Percentage of Outstanding Shares 1.133%
Percentage of Shares Voted  2.020%
Broker Non-Votes   27,185,576.000

Delaware Diversified Floating Rate Fund

Shares Voted For   24,623,335.308
Percentage of Outstanding Shares 46.422%
Percentage of Shares Voted  79.387%

Shares Voted Against   224,821.879
Percentage of Outstanding Shares 0.424%
Percentage of Shares Voted  0.725%

Shares Abstained   466,098.925
Percentage of Outstanding Shares 0.879%
Percentage of Shares Voted  1.503%
Broker Non-Votes   5,702,757.000

Delaware High-Yield Opportunities Fund

Shares Voted For   50,956,520.380
Percentage of Outstanding Shares 35.757%
Percentage of Shares Voted  68.269%

Shares Voted Against   2,497,438.049
Percentage of Outstanding Shares 1.753%
Percentage of Shares Voted  3.346%

Shares Abstained   3,797,377.889
Percentage of Outstanding Shares 2.665%
Percentage of Shares Voted  5.088%
Broker Non-Votes   17,389,855.901

 3. To revise the fundamental investment restriction relating to lending.

A quorum of the shares outstanding of each Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:

Delaware Corporate Bond Fund

Shares Voted For   88,724,849.272
Percentage of Outstanding Shares 40.464%
Percentage of Shares Voted  72.118%

Shares Voted Against   4,667,992.388
Percentage of Outstanding Shares 2.129%
Percentage of Shares Voted  3.794%

Shares Abstained   2,449,680.948
Percentage of Outstanding Shares 1.117%
Percentage of Shares Voted  1.991%
Broker Non-Votes   27,185,573.000

Delaware Diversified Floating Rate Fund

Shares Voted For   24,748,194.728
Percentage of Outstanding Shares 46.657%
Percentage of Shares Voted  79.789%

Shares Voted Against   264,012.275
Percentage of Outstanding Shares 0.498%
Percentage of Shares Voted  0.851%

Shares Abstained   302,053.109
Percentage of Outstanding Shares 0.569%
Percentage of Shares Voted  0.974%
Broker Non-Votes   5,702,753.000

Delaware Extended Duration Bond Fund

Shares Voted For   40,920,152.966
Percentage of Outstanding Shares 40.093%
Percentage of Shares Voted  67.973%

Shares Voted Against   2,038,429.194
Percentage of Outstanding Shares 1.997%
Percentage of Shares Voted  3.386%

Shares Abstained   1,101,353.914
Percentage of Outstanding Shares 1.079%
Percentage of Shares Voted  1.829%
Broker Non-Votes   16,140,524.001

Delaware High-Yield Opportunities Fund

Shares Voted For   48,900,669.110
Percentage of Outstanding Shares 34.315%
Percentage of Shares Voted  68.138%

Shares Voted Against   2,606,390.535
Percentage of Outstanding Shares 1.829%
Percentage of Shares Voted  3.632%

Shares Abstained   2,208,123.883
Percentage of Outstanding Shares 1.549%
Percentage of Shares Voted  3.077%
Broker Non-Votes   18,051,986.101

4.(a) To revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:

Delaware Group Income Funds

Shares Voted For   187,369,259.353
Percentage of Outstanding Shares 36.250%
Percentage of Shares Voted  66.792%

Shares Voted Against   5,528,576.892
Percentage of Outstanding Shares 1.070%
Percentage of Shares Voted  1.971%

Shares Abstained   18,529,078.175
Percentage of Outstanding Shares 3.585%
Percentage of Shares Voted  6.605%
Broker Non-Votes   69,101,521.202

4.(b) To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:

Delaware Group Income Funds

Shares Voted For   186,061,931.359
Percentage of Outstanding Shares 35.997%
Percentage of Shares Voted  66.326%

Shares Voted Against   6,171,713.659
Percentage of Outstanding Shares 1.194%
Percentage of Shares Voted  2.200%

Shares Abstained   19,193,253.402
Percentage of Outstanding Shares 3.713%
Percentage of Shares Voted  6.842%
Broker Non-Votes   69,101,537.202

4.(c) To revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:

Delaware Group Income Funds

Shares Voted For   187,367,907.591
Percentage of Outstanding Shares 36.250%
Percentage of Shares Voted  66.791%

Shares Voted Against   5,940,616.912
Percentage of Outstanding Shares 1.149%
Percentage of Shares Voted  2.118%

Shares Abstained   18,118,395.917
Percentage of Outstanding Shares 3.505%
Percentage of Shares Voted  6.459%
Broker Non-Votes   69,101,515.202

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

One (1) transaction for the annual period ended July 31, 2015 effected pursuant to Rule 10f-3, attached as an Exhibit.

SUB-ITEM 77Q1: Exhibits

Exhibit Reference

77.Q1(a) Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group Income Funds (May 21, 2015), attached as Exhibit.

77.Q1(a) Amended and Restated By-Laws of Delaware Group Income Funds (April 1, 2015), attached as Exhibit.

WS: MFG_Philadelphia: 894643: v1

WS: MFG_Philadelphia: 868407: v1